UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 22, 2004 (November 17, 2004)

LaBarge, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-05761 73-0574586
(Commission File Number) (IRS Employer Identification No.)

9900A Clayton Road, St. Louis, Missouri 63124
(Address of Principal Executive Offices) (Zip Code)

(314) 997-0800
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LaBARGE, INC.

FORM 8-K
Item 1.01. Entry Into a Material Definitive Agreement.

At the Annual Stockholders meeting of LaBarge, Inc. (the "Company") on November 17, 2004, the stockholders approved the LaBarge, Inc. 2004 Long Term Incentive Plan (the "2004 Plan"), which had previously been adopted by the Company's Board of Directors, subject to stockholder approval.

Under the terms of the Plan, non-employee members of the Board of Directors and employees of the Company and its affiliates are eligible to be granted awards under the 2004 Plan. Up to 850,000 shares of the Company's Common Stock, subject to adjustment in the event of stock splits and other similar events, may be issued pursuant to awards granted under the 2004 Plan. The 2004 Plan provides for the grant of (a) incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted stock, and (e) performance units. The maximum number of shares with respect to which awards may be granted to any participant under the 2004 Plan may not exceed 150,000 shares in any calendar year.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Description

99.1 LaBarge, Inc. 2004 Long Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBarge, Inc.
(Registrant)
November 22, 2004	By: /S/DONALD H. NONNENKAMP
Donald H. Nonnenkamp
Vice President, Chief Financial Officer
and Secretary

EXHIBIT INDEX

Exhibit
Number Description

99.1 LaBarge, Inc. 2004 Long Term Incentive Plan.